EXECUTION VERSION PHYSICIANS REALTY TRUST Common Shares ($0.01 par value per share) At Market Issuance Sales Agreement August 5, 2016 JMP Securities LLC 600 Montgomery Street, Suite 1100 San Francisco, CA 94111 Ladies and Gentlemen: Physicians Realty Trust, a Maryland real estate investment trust (the “Company”), and Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership”), confirm their agreement (this “Agreement”), with JMP Securities LLC (“Agent”), as follows: 1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Agent common shares of beneficial interest, $0.01 par value per share, of the Company (“Common Shares”), having a maximum aggregate offering price of up to $300 million (the “Placement Shares”), provided however, that in no event shall the Company issue or sell through Agent such number of Placement Shares that (a) exceeds the number or dollar amount of the Common Shares registered on the effective Registration Statement (as defined below) pursuant to which the offering of Placement Shares is being made, (b) exceeds the number of authorized but unissued Common Shares provided for in its Declaration of Trust or (c) has a maximum aggregate offering price in excess of $150 million (the lesser of (a), (b) or (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number or dollar amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through Agent will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as (i) requiring the Company to use the Registration Statement to issue any Placement Shares or (ii) limiting in any way the Company’s ability to issue or sell Common Shares or other securities of the Company in other transactions, and in such event, Agent shall have no right to any commissions, fee or other payment with respect to any such transactions. The Company has also entered into separate at market issuance sales agreements, each dated as of even date herewith (the “Alternative Distribution Agreements”), pursuant to which it may, from time to time during the term of such Alternative Distribution Agreements, issue and sell through or to KeyBanc Capital Markets Inc., Credit Agricole Securities (USA) Inc., Raymond James & Associates, Inc. and Stifel, Nicolaus & Company, Incorporated (each, an “Alternative Agent”), as sales agent, Placement Shares up to the Maximum Amount. The aggregate dollar amount of Placement Shares that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount. The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), an “automatic” shelf registration statement as defined under Rule 405 on Form S-3 (File No. 333-205034), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), which automatic shelf registration statement became effective under Rule 462(e). The Company has prepared a prospectus supplement specifically relating to the Placement Shares to the base prospectus included as part of such registration statement (the “Prospectus Supplement”). The Company will furnish to Agent, for use by Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, the “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Placement Shares, which time shall be considered the “new effective date” of the Registration Statement

2 with respect to the Placement Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”). 2. Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify Agent by email notice (or other method mutually agreed to in writing by the parties hereto) of the number or dollar amount of Placement Shares, the time period during which sales are requested to be made, any limitation on the number or dollar amount of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective immediately upon receipt by Agent unless and until (i) Agent declines to accept the terms contained therein for any reason, in its sole discretion (ii) the entire amount of the Placement Shares thereunder has been sold, (iii) the Company suspends or terminates the Placement Notice or (iv) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Agent and Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control. 3. Sale of Placement Shares by Agent. a. Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of New York Stock Exchange (the “Exchange”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, sales of the Placement Shares, if any, by or through Agent will be made by means of ordinary brokers’ transactions on the Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. “Trading Day” means any day on which Common Shares are purchased and sold on the Exchange. b. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Placement Shares shall only be effected by or through only the Agent or an Alternative Agent on any single given day, but in no event by more than one of them, and the Company shall in no event request that the Agent and any Alternative Agent sell Placement Shares on the same day. 4. Suspension of Sales. The Company or Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone

3 (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. 5. Sale and Delivery to Agent; Settlement. a. Sale of Placement Shares. (i) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (A) there can be no assurance that Agent will be successful in selling Placement Shares, (B) Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (C) Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by Agent and the Company. (ii) Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct the Agent to offer or sell, any Placement Shares through the Agent as sales agent (and, by notice to the Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Placement Shares prior to the commencement of the periods referenced below), and the Agent shall not be obligated to make any such offer or sale of Placement Shares, (A) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (B) except as provided in Section 5(a)(ii) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement. (iii) Notwithstanding clause (B) of Section 5(a)(ii) hereof, if the Company wishes to offer or sell Shares to the Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (A) prepare and deliver to the Agent (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and, prior to its filing, obtain the written consent of the Agent to such filing (which consent shall not be unreasonably withheld), (B) provide the Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(l), (m) and (n), respectively, hereof, (C) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 7(j) hereof prior to filing such Earnings 8-K and (D) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (1) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 5(a) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(l), (m) and (n), respectively, hereof, and (2) this Section 5(a) shall in no way affect or limit the operation of clause (A) of Section 5(a)(i) hereof, which shall have independent application. b. Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Agent, after deduction for (i) Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

4 c. Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Agent’s or its designee’s account (provided Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold Agent harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default. d. Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement and the Alternative Distribution Agreements, the Maximum Amount or (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of trustees or a duly authorized committee thereof, and notified to Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of trustees or a duly authorized committee thereof, and notified to Agent in writing. 6. Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company and the Operating Partnership jointly and severally represent and warrant to, and agree with Agent that as of the date of this Agreement, as of each Applicable Time (as defined below), as of each Settlement Date and as of each Representation Date, unless such representation, warranty or agreement specifies a different date or time: a. Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Placement Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Securities Act has been received by the Company, no order preventing or suspending the use of any Prospectus Supplement or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the Securities Act. Each of any Prospectus Supplement and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the Securities Act and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Prospectus Supplement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act. b. Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Applicable Time or any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the Prospectus nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto

5 (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Applicable Time or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by Agent expressly for use therein. For purposes of this Section 6(b), the only information so furnished in any Registration Statement, Prospectus or Issuer Free Writing Prospectus shall be the Agent’s name on the cover of the Prospectus and the statements related to stabilization under the caption “Plan of Distribution” in the Prospectus (the “Sales Agent Information”). c. Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any Prospectus Supplement or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Placement Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which Agent has consented. d. Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Placement Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405. e. Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Placement Shares, (C) at the date of this Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer. f. Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act, the Exchange Act and the Public Accounting Oversight Board. g. Rule 163. Any offer that is a written communication relating to the Common Shares made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c) under the Securities Act) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 under the Securities Act and otherwise complied with the requirements of Rule 163 under the Securities Act, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163. h. Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects: (A) the financial position of the Company and the respective entities to which such financial statements relate (the “Covered Entities”) at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Covered Entities for the periods specified, except as may be stated in the related notes thereto; said

6 financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto, and (B) the financial position of the Predecessor (as defined in the Registration Statement) at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Predecessor for the periods specified, except as may be stated in the related notes thereto; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the Company has determined the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus, if any, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto. i. No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the management, earnings, business affairs or business prospects of the Company, the Operating Partnership and the Company’s subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for quarterly dividends on the Common Shares in amounts per share that are consistent with past practice, there has been no dividend or other distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest. j. Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, and, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement; and the Company is duly qualified as a foreign real estate investment trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. k. Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. The aggregate percentage interests of the Company in the Operating Partnership as of the date of this Agreement is set forth in the Prospectus. The Second Amended and Restated Partnership Agreement of the Operating Partnership has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

7 l. Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Operating Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary m. Capitalization. As of the date of this Agreement, the authorized Common Shares are as set forth in the Registration Statement and the Prospectus. The issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding Common Shares were issued in violation of the preemptive or other similar rights of any securityholder of the Company. The issued and outstanding OP Units have been duly authorized and validly issued and are fully paid. Except as set forth in the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including OP Units or other ownership interests of the Operating Partnership. n. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. o. Authorization and Description of Placement Shares. The Placement Shares, when issued and delivered pursuant to the terms approved by the board of trustees of the Company or a duly authorized committee thereof, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by the Company, including any statutory or contractual preemptive rights, resale rights, or rights of first refusal, and the issuance of the Placement Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Placement Shares will be subject to personal liability solely by reason of being such a holder. p. Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement and the Prospectus. q. Absence of Violations, Defaults and Conflicts. None of the Company or any of its subsidiaries is (A) in violation of its declaration of trust (or charter), by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Placement Shares and the use of the proceeds from the sale of the Placement Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or partnership action (as applicable) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected, singly or in the aggregate, to

8 result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust (or charter), by-laws or similar organizational document of the Company or any subsidiary or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries. r. Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect. s. ERISA. Except as described in the Registration Statement and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates, for employees or former employees of the Company or any of its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); and (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA. t. Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect. u. Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required. v. Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or any subsidiary of its obligations hereunder, in connection with the offering, issuance or sale of the Placement Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). w. Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. x. Real Property. Except as described in the Registration Statement and the Prospectus, the Operating Partnership, directly or indirectly through its subsidiaries, has good and marketable title (or in the case of ground leases, a valid leasehold interest) to all real property owned by them and good title to all other properties owned by it, directly or indirectly through its subsidiaries, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or

9 encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere materially with the use made and proposed to be made of such property by the Operating Partnership, directly or indirectly through its subsidiary that owns such property; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Operating Partnership, directly or indirectly through one of its subsidiaries, holds Properties, are in full force and effect, and neither the Company nor any of its subsidiaries has received any written notice of any material claim of any sort that has been asserted against the Company or any of its subsidiaries by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease. Except as otherwise set forth in or described in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the entity owning such Property or of the Company or any of its subsidiaries, and such mortgages and deeds of trust will not be cross-defaulted or cross-collateralized to any property not owned, directly or indirectly, in whole or in part, by the Operating Partnership. To the knowledge of the Company and the Operating Partnership, none of the tenants under any lease of space at any of the Properties that, singly or in the aggregate, is material to the Company and its subsidiaries considered as one enterprise is the subject of bankruptcy, reorganization or similar proceedings. None of the Company or any of its subsidiaries has received from any Governmental Entity any written notice of any condemnation of or zoning change materially affecting any Property or any part thereof, and the Company has no knowledge of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to result in a Material Adverse Effect. Each of the Properties complies in all material respects with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for failures to the extent disclosed in the Registration Statement and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice of proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any Property that would reasonably be expected to result in a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, the Company or one or more of its subsidiaries has obtained, on or prior to the date hereof, one or more title insurance policies on, whether directly or through assignment or endorsements, or a so-called “fairway-endorsement” on existing title policies covering, the fee interests (or leasehold interests as the case may be) from a nationally recognized title insurance company, or, if such title policy has not been issued, a binding commitment by such title insurance company to issue such a policy, which policies include commercially reasonable exceptions, with coverage in such amounts as are commercially reasonable for the assets owned or leased by the Company and that are consistent with the types and amounts of insurance typically maintained by owners of similar properties, and such title insurance policies, fairway endorsements or binding commitments, as the case may be, are in full force and effect in all material respects. Except as would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, there are no encroachments upon any Property by improvements on an adjacent property, and none of the improvements on any Property encroach on any adjacent property, streets or alleys. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is a party to any material lease that is required to be disclosed in the Registration Statement or the Prospectus. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries holds any Property under a ground lease, and true and complete copies of each ground lease described in the Registration Statement and the Prospectus have been provided to the Underwriters or their counsel. To the knowledge of the Company and the Operating Partnership, all real property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property; except as described in the Registration Statement and the Prospectus, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could reasonably be expected to increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company and the Operating Partnership, except as set forth in or described in the Registration Statement and the Prospectus, including as may be reflected in the pro forma financial statements, and except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect: (A) no rentals or other amounts due under any lease have been paid more than one (1) month in advance; (B) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with any lease nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its leases; (C) all tenants, licensees, franchisees or other parties under any lease, exhibit, schedule, amendment or other document related to the lease of space at the Properties (the “Leases”) are in possession of their respective premises; (D) none of the Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered, except in connection with secured debt described in the Registration Statement and the Prospectus; (E) none of the Company or any of its subsidiaries has waived any material provision under any

10 of the Leases; (F) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases; and (G) no tenant under any of the Leases and no third party has a right of first refusal or other right to purchase the premises demised under such Lease. y. Possession of Intellectual Property. The Company and its subsidiaries have access to adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, the “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. z. No Acquisitions or Dispositions. (i) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company or its subsidiaries of interests in assets or real property that are required to be described in the Registration Statement and the Prospectus that are not so described; and (ii) except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries or Predecessor (or subsidiary thereof) has sold any real property to a third party during the immediately preceding twelve (12) calendar months, except for such sales as would not reasonably be expected to have a Material Adverse Effect. aa. Mortgages; Deeds of Trust. The Company has provided to the Representatives true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters, and other material documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries, and none of the Company and its subsidiaries that is party to any such document is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any such document. bb. Environmental Laws. Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company and the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company and the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. To the knowledge of the Company or the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by the Company or its subsidiaries the existence of which has had, or is reasonably expected to have, a Material Adverse Effect. cc. Accounting Controls and Disclosure Controls. Except as described in the Registration Statement and the Prospectus, the Company maintains effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting

11 Language incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. dd. Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with which the Company is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications. ee. Federal Tax Status. Commencing with its short taxable year ending December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects. The Operating Partnership is treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes. ff. Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed, except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except taxes and assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries required by law to file tax returns have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. gg. Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither the Company nor the Operating Partnership has any reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied. hh. Investment Company Act. Neither the Company nor the Operating Partnership is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”). ii. Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or to result in a violation of Regulation M under the Exchange Act; provided that no representation is made in this subsection with respect to the actions of Agent.

12 jj. No Unlawful Payments. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted, maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. kk. Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. ll. OFAC. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. mm. No Equity Awards. Except for grants pursuant to equity incentive plans disclosed in the Registration Statement and the Prospectus, the Company has not granted to any person or entity, a compensatory stock option or other compensatory equity-based award to purchase or receive Common Shares or common units of partnership interests in the Operating Partnership pursuant to an equity-based compensation plan or otherwise. nn. No Finder’s Fee. Except for the commissions payable to Agent and any Alternative Agent in connection with the offering of the Placement Shares contemplated herein or as otherwise disclosed in the Registration Statement and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Placement Shares contemplated hereby. oo. Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Agent or any Alternative Agent and (ii) does not intend to use any of the proceeds from the sale of the Placement Shares to repay any outstanding debt owed to any affiliate of Agent or any Alternative Agent. pp. No Association with FINRA. Except for B.C. Ziegler and Company and its affiliates and as disclosed in the Registration Statement and the Prospectus, neither the Company nor, to its knowledge, any of its affiliates (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or the rules and regulations thereunder, or (B) directly, or indirectly through one or more intermediaries, controls or is under common control with any member firm of FINRA. qq. Forward-Looking Statement. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. rr. Maintenance of Rating. Except as disclosed in the Registration Statement and the Prospectus and except as would not reasonably be expected to have a materially adverse affect on the sale of the Placement Shares pursuant to

13 this Agreement, neither the Company nor its subsidiaries has any debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act). ss. Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources. tt. Actively Traded Security. The Common Shares are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule. uu. Proprietary Trading by Agent. The Company consents to the Agent trading in the Company’s Common Shares for the Agent’s accounts and for the accounts of its clients at the same time as sales of Placement Shares occur pursuant to this Agreement or any Alternative Distribution Agreement. Any certificate signed by any officer of the Company delivered to Agent or any Alternative Agent or to counsel for Agent or any Alternative Agent shall be deemed a representation and warranty by the Company and the Operating Partnership to Agent and each Alternative Agent as to the matters covered thereby. 7. Covenants of the Company. The Company covenants and agrees, and solely with respect to Section 7(o) below, the Company and the Operating Partnership, jointly and severally, covenant and agree, with Agent that: a. Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Shares is required to be delivered by Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement Shares, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of the receipt of any comment letter from the Commission or of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information related to the Placement Shares, (ii) the Company will prepare and file with the Commission, promptly upon Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Agent (provided, however, that the failure of Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares unless a copy thereof has been submitted to Agent within a reasonable period of time before the filing and Agent has not reasonably objected thereto (provided, however, that (A) the failure of Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Agent’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide Agent any advance copy of any amendment or supplement to the Registration Statement or to provide Agent an opportunity to object to such filing if the filing does not name Agent or does not relate to the transaction herein provided) and the Company will furnish to Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(P)) or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company). b. Notice of Commission Stop Orders. The Company will advise Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction or of the Loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements

14 to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus. c. Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify Agent promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Agent to suspend the offering of Placement Shares during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. d. Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction. e. Delivery of Registration Statement and Prospectus. The Company will furnish to Agent and its counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Agent may from time to time reasonably request and, at Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Agent to the extent such document is available on EDGAR. f. Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. g. Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.” h. Notice of Other Sales. The Company will promptly notify Agent, of any offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares during the period beginning on the date on which any Placement Notice is delivered to Agent hereunder and ending on the third (3rd) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); provided, however, that such notice requirements will not be required in connection with the Company’s issuance or sale of (i) Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or the vesting of equity awards, pursuant to

15 any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented that are disclosed in the Registration Statement and the Prospectus; (ii) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to Agent, and (iii) Common Shares, or securities convertible into or exercisable for Common Shares, offered and sold in a privately negotiated transaction to vendors, customers, owners of target companies or properties, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Placement Shares hereby. i. Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Agent pursuant to this Agreement. j. Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Agent or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Agent may reasonably request. k. Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through Agent, the Net Proceeds to the Company and the compensation payable by the Company to Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. l. Representation Dates; Certificate. Each time during the term of this Agreement that the Company: (i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; (Each such date of filing of one or more of the documents referred to in clauses (l)(i) through (l)(iv) and any time of request pursuant to this Section 7(l) shall be a “Representation Date.”) the Company shall furnish Agent no later than five (5) Trading Days after each Representation Date (but in the case of clause (iv) above only if Agent determines that the financial information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(1). The requirement to provide a certificate under this Section 7(1) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Agent with a certificate under this Section 7(1), then before Agent sells any Placement Shares, the Company shall provide Agent with a certificate, in the form attached hereto as Exhibit 7(1), dated the date of the Placement Notice.

16 m. Legal Opinion. On or prior to the date of the first Placement Notice given hereunder, the Company shall cause to be furnished to the Agent (i) a written opinion of Baker & McKenzie LLP (“Company Counsel”) as to corporate and securities matters dated as of the date of such Placement Notice, (ii) a written opinion of Company Counsel as to tax matters dated as of the date of such Placement Notice, (iii) a negative assurance letter from Company Counsel dated as of the date of such Placement Notice, and (iv) a written opinion of Venable LLP (“Venable”) as to Maryland corporate matters dated as of the date of such Placement Notice, in each case, in the forms attached hereto as Exhibits 7(m), 7(m)(ii), 7(m)(iii) and 7(m)(iv). Within five (5) Trading Days of each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause to be furnished to the Agent the written opinions and negative assurance letter of Company Counsel and written opinion of Venable in substantially the foregoing forms and in substance reasonably satisfactory to Agent; provided, however, that in lieu of such opinion or negative assurance letter, Company Counsel or Venable last furnishing such applicable opinion or negative assurance letter to the Agent may furnish to the Agent a letter (a “Reliance Letter”) substantially to the effect that the Agent may rely on such prior opinion or negative assurance letter delivered under this Section 7(m) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion or letter shall be deemed to relate to the Registration Statement and the Prospectus as then amended or supplemented). n. Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date the Company shall cause its independent accountants to furnish Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if requested by Agent, the Company shall cause a Comfort Letter to be furnished to Agent within ten (10) Trading Days of such request following the date of occurrence of any restatement of the Company’s financial statements. The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to Agent, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. o. Market Activities. Each of the Company and the Operating Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Agent. p. Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act. q. No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and Agent in its capacity as agent hereunder pursuant to Section 23, neither Agent nor the Company (including its agents and representatives, other than Agent in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder. r. Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits

17 under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared. Notwithstanding the foregoing, the parties acknowledge and agree that no provision of this Agreement shall impose any requirements on the Company relating to accounting standards under the Sarbanes-Oxley Act which are not applicable to an “emerging growth company” for so long as the Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act and the Company chooses to take advantage of the exemption from such requirement. s. Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the Agent and sales of the Placement Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. t. Qualification and Taxation as a REIT. The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of trustees determines in good faith that it is no longer in the best interests of the Company and its shareholders to be so qualified. u. Material Changes. The Company will advise counsel to the Agent promptly in writing of any material changes to the list of “significant subsidiaries” of the Company (as defined by Rule 1-02 of Regulation S-X) set forth in exhibit 21 to the Company’s most recently filed Annual Report on Form 10-K. 8. Representations and Covenants of Agent. Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which Agent is exempt from registration or such registration is not otherwise required. Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which Agent is exempt from registration or such registration is not otherwise required, during the term of this Agreement. Agent shall comply with all applicable law and regulations, including but not limited to Regulation M, in connection with the transactions contemplated by this Agreement, including the issuance and sale through Agent of the Placement Shares. 9. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Prospectus and Free Writing Prospectus, in such number as Agent shall deem reasonably necessary, (ii) the printing and delivery to Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and expenses of the transfer agent and registrar for the Common Shares, (vi) the fees and expenses incurred by Agent in connection with the transaction, in an amount not to exceed $25,000, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (viii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange. 10. Conditions to Agent’s Obligations. The obligations of Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Operating Partnership herein, to the due performance by each of the Company and the Operating Partnership of its respective obligations hereunder, to the completion by Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by Agent in its sole discretion) of the following additional conditions: a. Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice. b. No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission 99900.08560 EMF_US 59718989v2

18 or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that results in the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any Issuer Free Writing Prospectus containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. c. No Misstatement or Material Omission. Agent shall not have advised the Company that the Registration Statement or Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Agent’s opinion is material, or omits to state a fact that in Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading. d. Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus. e. Legal Opinion. Agent shall have received the opinions and negative assurance letter of Company Counsel and Venable required to be delivered pursuant Section 7(m) on or before the date on which such delivery of such opinions and letter are required pursuant to Section 7(m). f. Comfort Letter. Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n). g. Representation Certificate. Agent shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l). h. Agent Legal Counsel Opinion. On or prior to the date that the first Placement Shares are sold pursuant to the terms of this Agreement and as promptly as possible and in no event later than five (5) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Agent shall have received the favorable opinion of Hunton & Williams LLP, counsel to the Agent, dated the date that the opinion is required to be delivered, in customary form and substance satisfactory to the Agent, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. i. No Suspension. Trading in the Common Shares shall not have been suspended on the Exchange and the Common Shares shall not have been delisted from the Exchange. j. Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to Agent such appropriate further information, certificates and documents as Agent may reasonably request and as are usually or customarily furnished in connection with representation dates for an at-the-market securities offering program. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish Agent with such conformed copies of such opinions, certificates, letters and other documents as Agent shall reasonably request. k. Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424. l. Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

19 m. No Termination Event. There shall not have occurred any event that would permit Agent to terminate this Agreement pursuant to Section 13(a). 11. Indemnification and Contribution. a. Company Indemnification. The Company agrees to indemnify and hold harmless Agent, its partners, members, directors, officers, employees and agents and each person, if any, who controls Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows: (i) against any and all loss, liability, claim, damage and documented expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and documented expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and (iii) against any and all documented expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Sales Agent Information. b. Agent Indemnification. Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Sales Agent Information. c. Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties

20 that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. d. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Agent, the Company and Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Agent, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Agent on the other hand. The relative benefits received by the Company on the one hand and Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by Agent (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Agent agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of Agent, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

21 12. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Agent, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement. 13. Termination. a. Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that is reasonably likely to have a Material Adverse Effect or, in the reasonable judgment of Agent, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Common Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If Agent elects to terminate this Agreement as provided in this Section 13(a), Agent shall provide the required notice as specified in Section 14 (Notices). b. The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. c. Agent shall have the right, by giving five (5) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. d. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through Agent on the terms and subject to the conditions set forth herein except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. e. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to Agent for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by Agent under this Agreement. f. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of

22 such notice by Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement. 14. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to Agent, shall be delivered to: JMP Securities LLC 600 Montgomery Street, Suite 1100 San Francisco, CA 94111 Attention: Anthony Wayne Facsimile: (415) 835-8920 Email: awayne@jmpsecurities.com with a copy to: Hunton & Williams LLP 951 E. Byrd Street Richmond, Virginia 23219 Attention: David C. Wright Facsimile: (804) 343-4580 Email: dwright@hunton.com and if to the Company and the Operating Partnership, shall be delivered to: Physicians Realty Trust 309 N. Water Street Suite 500 Milwaukee, Wisconsin 53202 Attention: John T. Thomas Facsimile:: (414) 367-5600 Email: jtt@docreit.com with a copy to: Baker & McKenzie LLP 300 East Randolph Street, Suite 5000 Chicago, Illinois 60601 Attention: Christopher M. Bartoli Facsimile: (312) 861-8000 Email: Christopher.Bartoli@bakermckenzie.com Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business. An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

23 15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party. 16. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares. 17. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Operating Partnership and Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. 18. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH OF THE COMPANY THE OPERATING PARTNERSHIP AND AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 19. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. 20. Use of Information. Agent may not disclose to any third party and may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company. 21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission, email or pdf. 22. Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. 23. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of Agent, and Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company,

24 it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses. 24. Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that: a. Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Agent has advised or is advising the Company or the Operating Partnership on other matters, and Agent has no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement; b. it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; c. Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; d. it is aware that Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership, and that Agent has no obligation to disclose such interests and transactions to it by virtue of any fiduciary, advisory or agency relationship or otherwise; and e. it waives, to the fullest extent permitted by law, any claims it may have against Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or the Operating Partnership, or employees or creditors of Company or the Operating Partnership, other than in respect of Agent’s obligations under this Agreement and to keep information provided by the Company and the Operating Partnership to Agent and Agent’s counsel confidential to the extent not otherwise publicly-available. 25. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below: “Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act. “Property” or “Properties” means the real properties described in the Registration Statement and the Prospectus as being owned by the Operating Partnership directly or indirectly through a subsidiary. “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” “Rule 433,” and “Rule 462(e)” refer to such rules under the Securities Act.

25 All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by Agent outside of the United States. [Remainder of the page intentionally left blank]

26 If the foregoing correctly sets forth the understanding between the Company, the Operating Partnership, and Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the parties. Very truly yours, PHYSICIANS REALTY TRUST By: /s/ Jeffrey N. Theiler Name: Jeffrey N. Theiler Title: Chief Financial Officer PHYSICIANS REALTY L.P. By: Physicians Realty Trust, its general partner By: /s/ Jeffrey N. Theiler Name: Jeffrey N. Theiler Title: Chief Financial Officer CONFIRMED AND ACCEPTED, as of the date first above written JMP SECURITIES LLC By: /s/ Thomas Kilian Name: Thomas Kilian Title: Chief Operating Officer, Investment Banking

SCHEDULE 1 FORM OF PLACEMENT NOTICE From: Physicians Realty Trust TO: [] Attention: [] Subject: At Market Issuance-Placement Notice Gentlemen: Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement between Physicians Realty Trust, a Maryland real estate investment trust (the “Company”), Physicians Realty L.P., a Delaware limited partnership, and [ ] (“Agent”), dated [●], 2016, the Company hereby requests that Agent sell up to [ ] of the Company’s Common Shares of beneficial interest, $0.01 par value per share, at a minimum market price of $ per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2 The Company shall pay to Agent in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount up to 2.0% of the gross proceeds from each sale of Placement Shares.

SCHEDULE 3 Notice Parties The Company John T. Thomas jtt@docreit.com Jeffrey N. Theiler jnt@docreit.com John W. Lucey jwl@docreit.com Agent Anthony Wayne awayne@jmpsecurities.com Aidan Whitehead awhitehead@jmpsecurities.com Eric Clark eclark@jmpsecurities.com

SCHEDULE 6(g) Subsidiaries Subsidiary Jurisdiction of Organization Ziegler — El Paso 8 Limited Partnership Wisconsin Ziegler — Georgia 17, LLC Wisconsin Ziegler — Georgia 20, LLC Wisconsin Ziegler — Georgia 21, LLC Wisconsin Ziegler — Wisconsin 24, LLC Wisconsin Ziegler — Arizona 23, LLC Wisconsin Ziegler — Georgia 6, LLC Wisconsin Ziegler — Michigan 5, LLC Wisconsin Ziegler — Michigan 6, LLC Wisconsin Ziegler — Ohio 9, LLC Wisconsin Ziegler — Ohio 19, LLC Wisconsin Ziegler — Texas 8, LLC Wisconsin Ziegler — Illinois 12, LLC Wisconsin Ziegler — Maine 15, LLC Wisconsin Ziegler — Illinois 18, LLC Wisconsin DOC-FSH El Paso Medical Center, LLC Wisconsin DOC-ELFP Atlanta MOBs, LLC Wisconsin DOC-LifeCare Plano LTACH, LLC Wisconsin DOC-CCSC Crescent City Surgical Centre, LLC Wisconsin DOC-MP TXAZ, LLC Wisconsin DOC-SSH Slidell Surgical Center, LLC Wisconsin DOC-Cornerstone Pensacola MOB, LLC Wisconsin DOC-CONS Columbus MOB, LLC Wisconsin Eastwind MOB, LLC Ohio DOC-CCSC Crescent City Land, LLC Wisconsin DOC-Great Falls MT ASC, LLC Wisconsin DOC-FSH San Antonio MOB, LLC Wisconsin DOC-PDMC Atlanta, LLC Wisconsin DOC-21st Century Sarasota, LLC Wisconsin DOC-LifeCare Pittsburgh LTACH, LLC Wisconsin DOC-LifeCare Ft. Worth LTACH, LLC Wisconsin DOC-Pinnacle Harrisburg MOBs, LLC Wisconsin DOC-SBO MOB, LLC Wisconsin DOC-Grenada MOB, LLC Wisconsin DOC-Carmel MOB, LLC Wisconsin DOC-MSMOC Jackson MOB, LLC Wisconsin DOC-Premier Landmark MOBs, LLC Wisconsin DOC-PMP Monroe MOB, LLC Wisconsin DOC-Summit Bloomington MOB, LLC Wisconsin DOC-Renaissance Oshkosh MOB, LLC Wisconsin DOC-SIM Monroe ASC, LLC Wisconsin DOC-Oaks Lady Lake MOB, LLC Wisconsin DOC-CRMC Carlisle MOB, LLC Wisconsin DOC-WSUPG Troy MOB, LLC Wisconsin DOC-6138 Kennerly Road MOB, LLC Wisconsin DOC-Indiana 7 MOB, LLC Wisconsin DOC-2625 Market Place MOB, LLC Wisconsin DOC-4518 Union Deposit MOB, LLC Wisconsin

2 DOC-4520 Union Deposit MOB, LLC Wisconsin DOC-240 Grandview Avenue MOB, LLC Wisconsin DOC-32 Northeast Drive MOB, LLC Wisconsin DOC-1755 Curie Drive MOB, LLC Wisconsin DOC-3100 Lee Trevino Drive MOB, LLC Wisconsin DOC-9999 Kenworthy Street MOB, LLC Wisconsin DOC-9085 Southern Street MOB, LLC Wisconsin Southern Point LLC Delaware DOC-3100 Plaza Properties Boulevard MOB, LLC Wisconsin Zangmeister Center LLC Delaware DOC-170 Taylor Station Road MOB, LLC Wisconsin COG Real Estate Partners II, LLC Ohio DOC-560 North Cleveland Avenue MOB, LLC Wisconsin Cardinal Westerville II LLC Ohio DOC-1810 Stadium Drive MOB, LLC Wisconsin DOC-500 18th Street MOB, LLC Wisconsin DOC-633 19th Street MOB, LLC Wisconsin DOC-920 18th Street MOB, LLC Wisconsin DOC-705 17th Street MOB, LLC Wisconsin DOC-615 19th Street MOB, LLC Wisconsin DOC-1800 10th Avenue MOB, LLC Wisconsin DOC-2000 10th Avenue MOB, LLC Wisconsin DOC-1942 North Avenue MOB, LLC Wisconsin DOC-1900 10th Avenue MOB, LLC Wisconsin DOC-1968 North Avenue MOB, LLC Wisconsin DOC-2200 Hamilton Road MOB, LLC Wisconsin DOC-610 19th Street MOB, LLC Wisconsin DOC-Middletown Medical MOBs, LLC Wisconsin DOC-311 West Fairchild Street MOB, LLC Wisconsin DOC-2633 Napoleon Avenue MOB, LLC Wisconsin DOC-8550 Naab Street MOB, LLC* (converted to DE LLC – DOC-8550 Naab Road MOB, LLC) Delaware DOC-24 Physicians Drive MOB, LLC Wisconsin DOC-207 Stonebridge Boulevard ASC, LLC Wisconsin DOC-DG Holding, LLC Wisconsin DOC-2422 20th Street SW MOB, LLC Wisconsin DOC-3400 West 66th Street MOB, LLC Wisconsin MMB Medical Partners, LLC Delaware MTKA II MP LLC Delaware VH Medical Partners LLC Delaware Crystal Medical Building, LLC Minnesota Savage Medical Building, LLC Minnesota Dell Medical Building, LLC Minnesota DOC-MSM Greenwood MOBs, LLC Wisconsin CAN Real Estate, LLC Indiana DOC-Indiana American MOBs, LLC Wisconsin DOC-MP Holding, LLC Wisconsin DOC-4352 North Josey Lane MOB, LLC Wisconsin DOC-7308 Bridgeport Way W MOB, LLC Wisconsin DOC-309 Renaissance, LLC Wisconsin DOC-3701 Avalon Park W Boulevard MOB, LLC Wisconsin DOC-CCP MOBs, LLC New York DOC-2511 Terra Crossing Boulevard MOB, LLC Wisconsin DOC-9118 Bluebonnet Centre Boulevard MOB, LLC Wisconsin DOC-19900 Haggerty Road MOB, LLC Wisconsin

3 DOC-679 East County Line Road MOB, LLC Wisconsin DOC-600 Health Park Boulevard MOB, LLC Wisconsin DOC-5319 Hoag Drive MOB, LLC Wisconsin DOC-15255 Max Leggett Parkway MOB, LLC Wisconsin DOC-3833 Coon Rapids Boulevard NW MOB, LLC Wisconsin DOC-2605 East Creeks Edge Drive MOB, LLC Wisconsin DOC-1701B Pelham Road South MOB, LLC Wisconsin DOC-244 Coatsland Drive MOB, LLC Wisconsin DOC-1710 North Randall Road MOB, LLC Wisconsin DOC-250 Fame Avenue MOB, LLC Wisconsin DOC-3602 Kyoto Gardens Drive MOB, LLC Wisconsin DOC-5401 South Congress Avenue MOB, LLC Wisconsin DOC-3730 Plaza Way MOB, LLC Wisconsin DOC-2030 Stringtown Road MOB, LLC Ohio DOC-3815 East Bell Road MOB, LLC Wisconsin DOC-13555 West McDowell Road MOB, LLC Wisconsin DOC-10815 West McDowell Road MOB, LLC Wisconsin DOC-9250 North 3rd Street MOB, LLC Wisconsin DOC-MP Kyle, LLC Wisconsin DOC-Katy Medical MOBs, LLC Wisconsin DOC-7277 Smith’s Mill Road MOB, LLC Wisconsin DOC-16838 East Palisades Boulevard MOBs, LLC Wisconsin DOC-Great Falls Holding, LLC Wisconsin DOC-2000 Lewis Turner Boulevard MOB, LLC Wisconsin DOC-2101 Northside Drive MOB, LLC Wisconsin DOC-411 North Section Street MOB, LLC Wisconsin DOC-1624 North McKenzie Street MOB, LLC Wisconsin DOC-669 South McKenzie Street MOB, LLC Wisconsin DOC-12601 Sorrento Road MOB, LLC Wisconsin DOC-5150 North Davis Highway MOB, LLC Wisconsin DOC-1299 Industrial Drive MOB, LLC Wisconsin DOC-5101 North Davis Highway MOB, LLC Wisconsin DOC-10800 Panama City Beach Parkway MOB, LLC Wisconsin DOC-12600 Sorrento Road MOB, LLC Wisconsin DOC-4397 Ronald Reagan Boulevard ASC, LLC Wisconsin DOC-3510 Old Washington Road MOB, LLC Wisconsin DOC-LM Kansas City MOB, LLC Wisconsin DOC-3311 North 44th Street MOBs, LLC Wisconsin DOC-1203 Smizer Mill Road MOB, LLC Wisconsin DOC-Nashville MOB, LLC Wisconsin Cambridge Nashville Medical Center, L.P. Tennesee DOC-1709 Medical Park Drive MOB, LLC Wisconsin DOC-17270 Red Oak Drive MOB, LLC Wisconsin Great Falls Clinic-Frauenshuh, LLC Minnesota DOC-1155 SE Monterey Road ASC, LLC Wisconsin DOC-300 Lake Drive East MOB, LLC Wisconsin DOC-1609 Hospital Parkway MOB, LLC Wisconsin DOC-2405 North Columbus Street MOB, LLC Wisconsin DOC-21 Laurel Avenue MOB, LLC Wisconsin DOC-67 Prospect Avenue MOB, LLC Wisconsin DOC-6220 West Bell Road ASC, LLC Wisconsin DOC-833 St. Vincent’s Drive MOB, LLC Wisconsin DOC-1155 SE Monterey Road ASC, LLC Wisconsin DOC-300 Lake Drive East MOB, LLC Wisconsin DOC-1609 Hospital Parkway MOB, LLC Wisconsin DOC-2405 North Columbus Street MOB, LLC Wisconsin

4 DOC-21 Laurel Avenue MOB, LLC Wisconsin DOC-67 Prospect Avenue MOB, LLC Wisconsin DOC-2660 10th Avenue South MOB, LLC Wisconsin DOC-2700 10th Avenue South MOB, LLC Wisconsin DOC-633 Emerson Road MOB, LLC Wisconsin DOC-890 North Blue Jay Way MOB, LLC Wisconsin DOC-5757 Harper Drive NE MOB, LLC Wisconsin DOC-2947 Rodeo Park Drive East MOB, LLC Wisconsin DOC-2213 Decatur Highway ASC, LLC Wisconsin DOC-2900 Curve Crest MOB, LLC Wisconsin DOC-14688 Everton Avenue MOB, LLC Wisconsin DOC-FREH El Paso, LLC Wisconsin DOC-1624 South I Street MOB, LLC Wisconsin DOC-1802 South Yakima Street MOB, LLC Wisconsin DOC-34509 9th Avenue South MOB, LLC Wisconsin DOC-100 East Liberty Street MOB, LLC Wisconsin DOC-250 East Liberty Street MOB, LLC Wisconsin DOC-3920 Dutchmans Lane MOB, LLC Wisconsin DOC-1903 West Hebron Lane MOB, LLC Wisconsin DOC-1111 West Frank Avenue MOB, LLC Wisconsin DOC-1105 West Frank Avenue MOB, LLC Wisconsin DOC-16929 Frances Street MOB, LLC Wisconsin DOC-1930 Port of Tacoma Road MOB, LLC Wisconsin DOC-225 Abraham Flexner Way MOB, LLC Wisconsin DOC-Harrodsburg Road MOBs, LLC Wisconsin DOC-1451 Harrodsburg Road MOB, LLC Wisconsin DOC-4419 North Highway 7 MOB, LLC Wisconsin DOC-1 St. Vincent Circle MOB, LLC Wisconsin DOC-5 St. Vincent Circle MOB, LLC Wisconsin DOC-908 North Howard MOB, LLC Wisconsin DOC-401 East Gold Coast Road MOB, LLC Wisconsin DOC-1118 NW 16th Street MOB, LLC Wisconsin DOC-4075 East 128th Avenue MOB, LLC Wisconsin DOC-350 Peak One Drive MOB, LLC Wisconsin DOC-3101 Summit View Drive MOB, LLC Wisconsin DOC-1301 West Frank Avenue MOB, LLC Wisconsin DOC-5401 Kimball Drive MOB, LLC Wisconsin DOC-11311 Bridgeport Way MOB, LLC Wisconsin DOC-1149 Market Street MOB, LLC Wisconsin DOC-1900 Bluegrass Avenue MOB, LLC Wisconsin DOC-4500 Churchman Avenue MOB, LLC Wisconsin DOC-2111 Landmark Circle MOB, LLC Wisconsin DOC-1351 East McPherson Highway MOB, LLC Wisconsin DOC-600 West N. Boulevard MOB, LLC Wisconsin DOC-1973 South John Young Parkway MOB, LLC Wisconsin DOC-12635 West Bluemound Road MOB, LLC Wisconsin DOC-1905 West Hebron Lane MOB, LLC Wisconsin DOC-3200 West 33rd Street MOB, LLC Wisconsin DOC-310 North 9th Street MOB, LLC Wisconsin DOC-725 Glenwood Drive MOB, LLC Wisconsin DOC-810 East Rosser Avenue MOB, LLC Wisconsin DOC-1212 East Main Street MOB, LLC Wisconsin DOC-1310 East Main Avenue MOB, LLC Wisconsin DOC-1708 South Yakima Street MOB, LLC Wisconsin

5 DOC-2116 West Faidley Avenue MOB, LLC Wisconsin DOC-2255 East Mossy Oaks Drive MOB, LLC Wisconsin DOC-2420 South State Street MOB, LLC Wisconsin DOC-2500 Sunset Drive NW MOB, LLC Wisconsin DOC-3219 Central Avenue MOB, LLC Wisconsin DOC-4402 Churchman Avenue MOB, LLC Wisconsin DOC-7440 West 91st Street MOB, LLC Wisconsin DOC-11045 Lansing Circle MOB, LLC Wisconsin DOC-11109 South 84th Street MOB, LLC Wisconsin DOC-12809 West Dodge Road MOB, LLC Wisconsin DOC-16221 St. Vincent Way MOB, LLC Wisconsin DOC-16940 Lakeside Hills Plaza MOB, LLC Wisconsin DOC-17030 Lakeside Hills Plaza MOB, LLC Wisconsin DOC-17198 St. Luke’s Way MOB, LLC Wisconsin DOC-2001 Beam Avenue MOB, LLC Wisconsin DOC-Ocala Villages, LLC Wisconsin DOC-100 Pilot Medical Drive MOB, LLC Wisconsin DOC-DG Hazelwood MOB, LLC Wisconsin

EXHIBIT 7(1) Form of Representation Date Certificate This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(1) of each At Market Issuance Sales Agreement (each, an “Agreement”), dated [•], and entered into by and among Physician Realty Trust (the “Company”), Physicians Realty L.P. (the “Operating Partnership”) and each of [•] (each, an “Agent”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement. The undersigned officer of the Company hereby certifies as follows: 1. As of the date of this Certificate (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading for this paragraph 1 to be true. 2. Each of the representations and warranties of the Company and Operating Partnership contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects. 3. Except as waived by Agent in writing, each of the covenants required to be performed by the Company and Operating Partnership in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company and Operating Partnership on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects. 4. Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has been no Material Adverse Effect. 5. No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission). 6. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Placement Shares under the securities or Blue Sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission). The undersigned has executed this Representation Date Certificate as of the date first written above. By: Name: Title:

EXHIBIT 7(m)(i)

EXHIBIT 7(m)(ii)

EXHIBIT 7(m)(iii)

EXHIBIT 7(m)(iv)

EXHIBIT 23 Permitted Issuer Free Writing Prospectuses None.